Exhibit 99.1

Quantum-Si Reports First Quarter 2024 Financial Results
Executed Full Commercial Launch of Platinum® Instrument
Reaffirms Full Year 2024 Financial Guidance

BRANFORD, Conn. -- (BUSINESS WIRE) – May 9, 2024 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced financial results for the first quarter ended March 31, 2024.

Press Release Highlights
●	Reported revenue of $457,000 in the first quarter of 2024
●	Commenced its full commercial launch of its Platinum® instrument at the end of March 2024
●	On track to launch version 3 of its sequencing kit, which is expected by the end of Q3 2024
●	Announced addition of Paula Dowdy to the Board of Directors
●	Announced the release of a new version of Platinum® Analysis Software
●	Reaffirmed full year 2024 financial guidance

“We concluded our first quarter of 2024 with great momentum on all fronts, including initiation of the full commercial launch of Platinum.  Now that we have emerged from a controlled launch, we expect to generate steady quarter-over-quarter revenue growth as we move forward for the rest of the year.   In addition to initiating our full commercial launch of Platinum in the first quarter, we also secured our first government and pharma customers.  While academic research will remain an attractive market segment for the company, we are excited about the momentum we are seeing in these new market segments and the potential they represent for expanding our instrument adoption and utilization in the future,” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si.

Hawkins continued, “On the R&D front, we have made great progress on version 3 of our sequencing kit and we continue to expect to deliver it to the market by the end of Q3 2024.  In addition to our version 3 sequencing kit, we have made steady progress on other development programs, including our library preparation kit, instrumentation roadmap and analysis software tools.  Finally, we continue to enhance our Board of Directors, with the recent addition of Paula Dowdy to our Board.  Her extensive global commercial experience, and specifically, her depth of knowledge in the life sciences markets in EMEA, will be very valuable as we progress with our full commercial launch of Platinum.”

First Quarter 2024 Financial Results
At the end of the first quarter of 2024, the Company concluded its controlled commercial launch of its Platinum® instrument, recording revenue of $457,000 for the quarter.  Gross profit was $269,000 and gross margin was 59%. The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits.

Total operating expenses were $23.6 million in the first quarter of 2024, compared to $29.3 million for the same period in the prior year. Adjusted total operating expenses were $21.9 million in the first quarter of 2024, compared to $24.6 million for the same period in the prior year.  Driven by the Company’s 2023 initiative to enact operating changes to utilize capital in the most efficient manner while accelerating R&D innovation and delivering product enhancements to customers, the overall adjusted operating expenses included reductions in R&D and G&A spend, partially offset with increased spending for commercial operations.  Overall, the Company has been able to reduce core areas of spend while accelerating R&D focus, efficiency, and delivery while still funding the Company’s full commercial launch of its Platinum® instrument.

Net loss was $19.5 million in the first quarter of 2024, compared to a net loss of $23.6 million in the same period of the prior year. Adjusted EBITDA was negative $20.5 million in the first quarter of 2024, compared to negative $23.7 million in the same period of the prior year.  A reconciliation of the non-GAAP financial measures, adjusted total operating expenses and adjusted EBITDA, is provided in a table included in this press release.

As of March 31, 2024, the Company’s cash and cash equivalents and investments in marketable securities were $235.4 million.

2024 Financial Guidance
The Company reaffirms its full year 2024 financial guidance as follows:

Revenue	$3.7 - $4.2 million
Adjusted total operating expenses	Less than $103 million
Total cash usage	Less than $100 million

The Company also maintains the expectation that the balance in cash and cash equivalents and investments in marketable securities of $235.4 million as of March 31, 2024 will provide a runway into 2026.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its first quarter 2024 financial results on Thursday, May 9, 2024, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com or follow us on LinkedIn or X.

Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding goodwill impairment, stock-based compensation and restructuring costs.  In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend income, unrealized and realized gains and losses on marketable securities, changes in fair value of warrant liabilities and other income or expense.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2024.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway and its financial guidance for the full year 2024. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum® protein sequencing instrument and kits and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$53,163	$133,860
Marketable securities	182,268	123,876
Accounts receivable, net of allowance of $0 and $0, respectively	242	368
Inventory, net	4,946	3,945
Prepaid expenses and other current assets	3,756	4,261
Total current assets	244,375	266,310
Property and equipment, net	16,169	16,275
Internally developed software	496	532
Operating lease right-of-use assets	13,850	14,438
Other assets	695	695
Total assets	$275,585	$298,250
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,164	$1,766
Accrued expenses and other current liabilities	5,198	8,277
Current portion of operating lease liabilities	1,610	1,566
Total current liabilities	7,972	11,609
Warrant liabilities	955	1,274
Operating lease liabilities	12,873	13,737
Other long-term liabilities	14	11
Total liabilities	21,814	26,631

Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 121,878,989 and 121,832,417 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 19,937,500 shares issued and outstanding as of March 31, 2024 and December 31, 2023.	2	2
Additional paid-in capital	768,898	767,239
Accumulated other comprehensive loss	(33)	-
Accumulated deficit	(515,108)	(495,634)
Total stockholders' equity	253,771	271,619
Total liabilities and stockholders' equity	$275,585	$298,250

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue
Product	$428	$251
Service	29	3
Total revenue	457	254

Cost of revenue	188	130

Gross profit	269	124
Operating expenses:
Research and development	12,101	18,167
Selling, general and administrative	11,528	11,178
Total operating expenses	23,629	29,345
Loss from operations	(23,360)	(29,221)
Dividend and interest income	3,574	2,219
Gain on marketable securities, net	-	2,942
Change in fair value of warrant liabilities	319	391
Other (expense) income, net	(7)	58
Loss before provision for income taxes	(19,474)	(23,611)
Provision for income taxes	-	-
Net loss	$(19,474)	$(23,611)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.14)	$(0.17)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	141,773	140,280

Other comprehensive loss:
Net unrealized loss on marketable securities, net of tax	$(28)	$-
Foreign currency translation adjustment	(5)	-
Total other comprehensive loss, net of tax	(33)	-
Comprehensive loss	$(19,507)	$(23,611)

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Net loss	$(19,474)	$(23,611)
Adjustments to reconcile to EBITDA:
Dividend and interest income	(3,574)	(2,219)
Depreciation and amortization	1,061	803
EBITDA	(21,987)	(25,027)
Adjustments to reconcile to Adjusted EBITDA:
Gain on marketable securities, net	-	(2,942)
Change in fair value of warrant liabilities	(319)	(391)
Other expense (income), net	7	(58)
Stock-based compensation	1,609	3,908
Restructuring costs	143	813
Adjusted EBITDA	$(20,547)	$(23,697)

	Three months ended March 31,
	2024	2023
Total operating expenses	$23,629	$29,345
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(1,609)	(3,908)
Restructuring costs	(143)	(813)
Adjusted total operating expenses	$21,877	$24,624

Contacts
Investor Contact
Jeff Keyes, Chief Financial Officer
ir@quantum-si.com

Media Contact
Katherine Atkinson, SVP of Commercial Marketing
media@quantum-si.com